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                                                                     Exhibit 1.3

                                                                  EXECUTION COPY

                        PINNACLE WEST CAPITAL CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                  April 27, 2005

Lehman Brothers Inc.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC

c/o Lehman Brothers Inc.
    745 Seventh Avenue
    New York, New York 10019

Dear Sir or Madam:

      1. Introduction. Pinnacle West Capital Corporation, an Arizona corporation (the "COMPANY"), proposes to issue and sell to Lehman Brothers Inc. (the "REPRESENTATIVE") and the other several Underwriters named in Schedule A hereto (collectively, the "UNDERWRITERS") an aggregate of 5,300,000 shares (the "FIRM SHARES") and, at the election of the Underwriters, up to 795,000 additional shares (the "OPTIONAL SHARES") of Common Stock, no par value per share (the "STOCK") of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase being collectively called the "SHARES"). All obligations of the Underwriters hereunder are several and not joint.

      2. Representations and Warranties of the Company. In connection with each offering of the Shares, the Company represents and warrants to, and agrees with, the several Underwriters that:

            (a) Two registration statements on Form S-3 (File Nos. 333-101457 and 333-121510) in respect of the Shares (and certain other securities) have been filed with the Securities and Exchange Commission (the "COMMISSION") (the earliest of such registration statements being sometimes called the "FIRST REGISTRATION STATEMENT" and the later the "SECOND REGISTRATION STATEMENT") and have become effective. Each such registration statement, as amended as of the date hereof, together with any related Rule 462(b) registration statement or amendment thereto, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statements, are hereinafter collectively called the "REGISTRATION STATEMENT" and the combined prospectus included in the Second Registration Statement when it became effective, as supplemented as of the date hereof, including by a Prospectus Supplement (as defined below), to reflect the terms of the Shares and the terms of the offering thereof, including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS." The details of the terms of offering of the Shares shall be reflected in the prospectus supplement relating to the offering of the Shares and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "ACT") in accordance with Section 4(a) of this Agreement (the "PROSPECTUS SUPPLEMENT"). Any reference herein to any preliminary prospectus relating to the Shares, the Prospectus, or any

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amendment or supplement thereto, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such preliminary prospectus, the Prospectus, or any amendment or supplement thereto, as the case may be; any reference to any amendment or supplement to any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus, Prospectus, or any amendment or supplement thereto, as the case may be, under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in such preliminary prospectus, the Prospectus, or any amendment or supplement thereto, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

            (b) Each part of the Registration Statement relating to the Shares, when the Company filed its most recent Annual Report on Form 10-K, conformed in all material respects to the requirements of the Act and the rules and regulations (the "RULES AND REGULATIONS") of the Commission and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; any preliminary prospectus filed pursuant to Rule 424(b) under the Act complied when so filed in all material respects with the Act and the Rules and Regulations. On the date of the Prospectus and on the date hereof, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and at such date neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions from any such documents based upon written information furnished to the Company by any Underwriter specifically for use therein. The Company hereby consents to the use of the Prospectus in connection with the sale and distribution of the Shares by the Underwriters.

            (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Arizona and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, and where the failure to be so qualified would have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operation of the Company and its consolidated subsidiaries, taken as a whole ("MATERIAL ADVERSE EFFECT").

            (d) Each of Arizona Public Service Company ("APS") and Pinnacle West Energy Corporation ("PWEC" and, together with APS, the "MATERIAL SUBSIDIARIES") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

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            (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole, other than as set forth or contemplated in the Prospectus.

            (f) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders and other security holders of the Company have no preemptive rights with respect to any shares of capital stock of the Company except as described in the Prospectus.

            (g) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Stock contained in the Prospectus.

            (h) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture or mortgage or other material deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

            (i) The statements set forth in the Prospectus under the captions "Description of Capital Stock" and "Description of Common Stock", insofar as they purport to constitute a summary of the terms of the Stock, are accurate, complete and fair.

            (j) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect and, to the Company's knowledge, no such proceedings are threatened by governmental authorities or others.

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            (k) Except as disclosed in the Prospectus, the Company and each of its Material Subsidiaries has all corporate and other legal powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any such license, authorization, consent or approval would not have a Material Adverse Effect, and, as to APS, except that (a) APS from time to time may make minor extensions of its lines, plants, services or systems prior to the time a related franchise, certificate of convenience and necessity, license or permit is procured, (b) from time to time communities served by APS may become incorporated and considerable time may elapse before such a franchise is procured, (c) certain such franchises may have expired prior to the renegotiation thereof, (d) certain minor defects and exceptions may exist which, individually and in the aggregate, are not material and (e) certain franchises, certificates, licenses and permits may not be specific as to their geographical scope.

            (l) To the extent material to the Company and its Material Subsidiaries taken as a whole, they have good and marketable title to the real and personal property owned by them, and any real properties and buildings held under lease by the Company or its Material Subsidiaries are held under valid and enforceable leases, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not and will not have a Material Adverse Effect; provided, however, that this representation and warranty as to leases shall not extend to property held under lease from the Navajo Nation or under easement from the Federal Government, certain issues with respect to which are set forth in the Company's latest annual report on Form 10-K, as amended, as filed with the Commission.

            (m) Except as disclosed in the Prospectus, the operations and properties of the Company and its Material Subsidiaries comply in all material respects with all applicable foreign, federal, state or local laws and regulations and any decision or order of any governmental agency or body or any court relating to the environment, the effect of the environment on human health or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or such noncompliance with Environmental Laws is not reasonably likely to have a Material Adverse Effect.

            (n) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

            (o) The financial statements included in the Registration Statements and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as disclosed therein); and the schedules included in the Registration Statements present fairly in all material respects the information required to be stated therein; and the Company and its subsidiaries maintain systems of internal accounting controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit

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preparation of financial statements in conformity with generally accepted accounting principles; and (iii) assets are safeguarded from loss or unauthorized use.

            (p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

            (q) Not later than the earliest Closing Date hereunder, the Shares will have been approved for listing on the New York Stock Exchange subject to notice of issuance.

            (r) This Agreement has been duly authorized, executed and delivered by the Company.

            (s) The Company (i) is a "holding company", as such term is defined in the Public Utility Holding Company Act of 1935, as amended, and (ii) is currently exempt from all provisions of the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof.

      3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $42.00 per share, the respective numbers of Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto.

      In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per share to be paid for the Firm Shares less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in proportion to the number of Firm Shares set forth opposite such Underwriter's name in Schedule A (subject to adjustment to eliminate fractions). Such option is granted for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

      The time and date of delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New York time, on May 2, 2005 or such other time and date as the Representative and the Company may agree upon in writing, and with respect to the Optional Shares, 10:00 a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters' election to purchase such Optional Shares, or such other

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time and date as the Representative and the Company may agree upon in writing.
The time and date for delivery of the Firm Shares is herein called the "FIRST CLOSING DATE". Each time for the delivery of and payment for the Optional Shares, the "OPTIONAL CLOSING DATE", which may be the First Closing Date, shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. Each such date for delivery is herein called a "CLOSING DATE".

      The Shares to be purchased by each Underwriter on the applicable Closing Date, shall be registered in such names as the Representative may request upon at least forty-eight hours' prior notice to the Company and shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the applicable Closing Date with respect thereto at the office of DTC or its designated custodian.

      4. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

            (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Act not later than the second business day following the execution of this Agreement.

            (b) The Company will advise the Representative promptly of any proposed amendment or supplementation of the Registration Statement, or the Prospectus (other than any periodic report to be filed by the Company under the Exchange Act). The Company will also advise the Representative of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with applicable law, the Company promptly will prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any conditions set forth in Section 5 hereof.

            (d) As soon as practicable, but not later than 18 months, after the date of this Agreement, the Company will make generally available to its security holders an earning statement or statements (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under

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the Act), which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder.

            (e) The Company will furnish to the Underwriters or the Representative such copies of the Registration Statement (including one copy of the Registration Statement for the Representative and for the counsel for the Underwriters, which is signed and includes all exhibits), any preliminary prospectus related to the Shares and the Prospectus, and all amendments or supplements to such documents, as may be reasonably requested; provided that the Company will not be required to deliver documents filed by it pursuant to the Exchange Act and thereby incorporated by reference in the Prospectus.

            (f) The Company will arrange or cooperate in arrangements for the qualification of the Shares for sale under the securities or Blue Sky laws of such jurisdictions as the Representative designate and will continue such qualifications in effect so long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Shares, or to meet other requirements deemed by it to be unduly burdensome.

            (g) The Company agrees to pay all costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus related to the Shares, the Prospectus, or any amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus related to the Shares, the Prospectus, or any amendment or supplement thereto or any document incorporated by reference therein, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares;
(iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives (other than the Underwriters) in connection with presentations to prospective purchasers of the Shares; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 4(g) and Section 6 and 7, the Underwriters will pay all of their own costs and expenses.

            (h) For a period of 90 days after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its

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Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative; provided, however, that the Company may issue and sell the Shares or Stock, or grant stock options and other stock-based awards, in connection with its existing equity incentive and compensation plans, its savings plan, and its direct stock purchase and dividend reinvestment plan and may file a registration statement with respect to its revised deferred compensation plan.

            (i) During the period of two years after the date of this Agreement, the Company will furnish to the Representative and, upon request, each of the other Underwriters, (i) as soon as practicable after the end of each fiscal year, a balance sheet and statements of income and changes in common stock equity of the Company as at the end of and for such year, all in reasonable detail and certified by independent registered public accountants, and (ii) (A) as soon as practicable after the end of each quarterly fiscal period (except for the last quarterly fiscal period of each fiscal year), a balance sheet and statement of income of the Company as at the end of and for such period, all in reasonable detail and certified by a principal financial or accounting officer of the Company, (B) as soon as available, a copy of each report of the Company filed with the Commission, and (C) from time to time, such other information concerning the Company as may reasonably be requested. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated. Information required to be delivered pursuant to this provision will be deemed to have been delivered on the date on which the Company provides notice to the Representative that such information has been posted on the Company's website at www.pinnaclewest.com, on the Internet at sec.gov/edaux/searches.htm, or at another website identified in such notice and accessible by the Representative.

      5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions precedent:

            (a) On the date of this Agreement, the Representative shall have received a letter, dated the date hereof, of Deloitte & Touche confirming that they are independent registered public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the consolidated financial statements and financial statement schedule audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements, if any, included in the Registration Statement;

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                  (iii) on the basis of the review referred to in clause (ii)
      above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited condensed financial statements, if
            any, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                        (B) if any unaudited "capsule" information is contained
            in the Prospectus, the unaudited consolidated operating revenues, gross income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                        (C) at the date of the latest available balance sheet
            read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the amounts of common stock, redeemable preferred stock, or non-redeemable preferred stock of the Company or any increase, exceeding $10,000,000, in long-term debt of the Company or, at the date of the most recent available unaudited financial statements there was any decrease in consolidated net current assets or common stock equity as compared with amounts shown in the most recent financial statements included in the Prospectus, except in all cases for changes, increases or decreases which result from the declaration or payment of dividends; or

                        (D) for the period from the closing date of the latest
            income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in the amounts of consolidated total revenues or net income;

      except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system

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      or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

            (b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no order directed to the adequacy of any document incorporated by reference in the Prospectus, and no proceedings for either purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

            (c) Subsequent to the execution of this Agreement and prior to the Closing Date, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the consolidated financial position, business or properties of the Company and its subsidiaries taken as a whole which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Shares, (ii) there shall not have occurred a suspension of trading in the Company's Stock by the Commission or the New York Stock Exchange or a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (iii) there shall not have occurred any downgrading or withdrawal, nor shall any notice have been given of any intended or potential downgrading or withdrawal or of any review for a possible change that does not indicate the direction of the possible change, and there shall have been no public announcement that any such debt securities have been placed on CreditWatch, Watchlist, or under any similar surveillance or review, in each case with negative implications, in the rating accorded any of the Company's securities by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or Moody's Investor Service's, Inc., (iv) there shall not have occurred a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities, (v) there shall not have occurred any material disruption of settlements of securities or clearance services in the United States, and (vi) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Shares. If the Underwriters elect not to purchase the Shares as a result of the occurrence of one of the events specified in this Section 5(c), the Representative will promptly notify the Company.

            (d) The Underwriters shall have received an opinion of Snell & Wilmer L.L.P., counsel for the Company, dated the relevant Closing Date, to the effect that:

                  (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona with the corporate power and authority to carry on its business as described in the Prospectus;

                  (ii) The Company has authorized capitalization as set forth in the Prospectus, and the Shares have been duly and validly authorized, executed, issued and delivered, and are fully paid and nonassessable, and conform to the description thereof in the Prospectus;

                  (iii) APS and PWEC have been duly incorporated and are validly existing as corporations in good standing under the laws of their jurisdictions of incorporation; APS and PWEC are duly qualified as a foreign corporations to do business, and are in good standing, in the States of (a) California, Montana, New Mexico, Oregon, Texas, Washington and Wyoming and (b) California, Nevada and New Mexico, respectively; and all of the issued shares of capital stock of each such subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, UCC searches or other appropriate information, provided that such counsel shall specify in its opinion the items relied upon);

                  (iv) To such counsel's knowledge, except as described in the Prospectus, there are no pending or overtly threatened actions or proceedings before any court or governmental agency in which the Company or any of its subsidiaries is a party or in which any property of the Company or any of its subsidiaries is the subject, which are likely to have a materially adverse effect on the current or future consolidated financial position, stockholders equity or results of operations of the Company and its consolidated subsidiaries, taken as a whole. With respect to the matters discussed in the immediately preceding sentence, the standard of materiality considered is that provided for in Item 103 (Reg.
      Section 229.103) of Regulation S-K promulgated under the Act;

                  (v) This Agreement has been duly authorized, executed and delivered by the Company;

                  (vi) The issue and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement does not (a) violate or result in a breach of any law, administrative regulation or, to our knowledge, court decree applicable to the Company, (b) contravene or constitute a default under (i) the Articles or the By-laws of the Company, or (ii) any contractual or legal restriction contained in any document listed in the Certificate (as defined in and attached to such opinion). In giving the opinion expressed in clause (b)(ii) of the immediately preceding sentence, such counsel may express no opinion regarding compliance by the Company or any subsidiary with any financial covenants required to be maintained by the Company or any subsidiary under any agreement or document;

                  (vii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, as to which such counsel shall not be required to express an opinion;

                  (viii) The statements set forth in the Prospectus under the captions "Description of Capital Stock" and "Description of Common Stock", insofar as they purport to constitute a summary of the terms of the Stock are accurate, complete and fair in all material respects;

                  (ix) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act;

                  (x) The documents incorporated by reference in the Prospectus as amended or supplemented as of the Closing Date (other than financial statements and schedules and other financial, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder; and

                  (xi) The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of the Closing Date (other than financial statements and schedules and other financial, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder. Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus, except for those referred to in the opinion in subsection (viii) hereof and has not independently verified any such statement, such counsel has no reason to believe that the Registration Statement, at the date the Company filed its most recent Annual Report on Form 10-K, or the Prospectus, as of the date of the Prospectus Supplement, or any amendment thereto, or, in each case, as of the Closing Date, excluding in all cases financial statements and schedules and other financial, statistical or accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion, contained or contains any untrue statement of material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. To such counsel's knowledge, there are no legal or governmental proceedings required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

      Whenever the opinions required by this Agreement are stated to be "to the knowledge of such counsel" or "to such counsel's knowledge", such statements are intended to signify that those attorneys in the firm responsible for preparing the opinion or who have given substantive attention to the transactions contemplated by this Agreement, after consultation with such other attorneys in such firm who have worked on legal matters related to the Company and its subsidiaries as they considered appropriate, do not have current actual knowledge of the inaccuracy of such statement. However, except where expressly stated otherwise, such counsel need not undertake any special or independent investigation to determine the existence or absence of such facts, and no inference as to such counsel's knowledge of the existence or absence of such facts should be drawn from its representation of the Company in connection with this transaction or otherwise.

      In giving such opinion, Snell & Wilmer L.L.P. may rely to the extent such counsel deems appropriate upon certificates of the Company as to any factual matters upon which any such opinions are based and may rely on the opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Underwriters, as to all matters governed by the law of the State of New York, and further may rely upon the opinion of Morgan, Lewis & Bockius LLP, delivered to you at the Closing Date, as to all matters under the Public Utility Holding Company Act of 1935, as amended, and the Federal Power Act, as amended.

            (e) The Underwriters shall have received from Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, an opinion or opinions, dated the relevant Closing Date, with respect to such matters as they may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to the incorporation of the Company and all other matters governed by the laws of the State of Arizona upon the opinion of Snell & Wilmer L.L.P.

            (f) The Underwriters shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated the relevant Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the Prospectus or as described in such certificate.

            (g) The Underwriters shall have received a letter of Deloitte & Touche LLP, dated the relevant Closing Date, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

            (h) The Representative shall have received signed lockup agreements in the form attached hereto as Exhibit A, dated the date of this Agreement, from each of the directors and executive officers (as defined under Section 16 of the Exchange Act) of the Company.

            (i) The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters, and documents as may be reasonably requested.

      6.    Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement relating to the Shares, when such part became effective, any preliminary prospectus relating the Shares, the Prospectus, or any amendment or supplement thereto, or any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the "MARKETING MATERIALS") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus relating to the Shares or the Prospectus, as amended or supplemented, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned, insofar as such indemnity relates to an untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus relating to the Shares or the Prospectus, but eliminated or remedied prior to the consummation of such sale in the Prospectus, or any amendment or supplement thereto, furnished on a timely basis by the Company to the Underwriters, unless a copy of the Prospectus (in the case of such a statement or omission made in such preliminary prospectus) or such amendment or supplement (in the case of such a statement or omission made in the Prospectus) (excluding, however, any document then incorporated or deemed to be incorporated by reference in the Prospectus or such amendment or supplement) is furnished, if legally required to be furnished, by such Underwriter to such person (i) with or prior to the written confirmation of the sale involved or (ii) as soon as available after such written confirmation (if it is made available to the Underwriters prior to settlement of such sale). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement relating to the Shares, when such part became effective, any preliminary prospectus relating to the Shares, the Prospectus, or any amendment or supplement thereto or any Marketing Materials, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein; and will reimburse any legal or other expenses reasonably incurred, as incurred, by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to
Section 6(a) above, and by the Company, in the case of parties indemnified pursuant to Section 6(b) above. An indemnifying party shall not be liable for any settlement of a claim or action effected without its written consent, which shall not be unreasonably withheld.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party for any loss, claim, damage, liability, or action described in subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above on the following basis: (i) if such loss, claim, damage, liability, or action arises under subsection (a) above, then (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; and (ii) if such loss, claim, damage, liability, or action arises under subsection (b) above, then in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. For the purposes of clause (i) above, the relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. For the purposes of clauses (i) and (ii) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      7. Default of Underwriters; Termination by Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Shares pursuant to this Agreement and the number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent (10%) or less of the number of Shares that the Underwriters are obligated to purchase, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the number of Shares with respect to which such default or defaults occur is more than the above-described amount and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Shares by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section
8. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement. However, in such an event, the Company will reimburse the Underwriters for all out of pocket expenses (including reasonable fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder; provided, however, that if the Shares are not delivered by or on behalf of the Company solely as a result of the failure to satisfy the condition set forth in
Section 5(c) hereof, the Company shall have no liability to the Underwriters except as provided in Sections 4(g) and 6 of this Agreement.

      8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 7, or if for any reason a purchase pursuant to this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to
Section 6 shall remain in effect.

      9. Notices. All communications hereunder relating to any offering of Shares will be in writing, and, if sent to the Underwriters, may be mailed, delivered, or telecopied and confirmed to the Representative, c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019 Attention: Syndicate Registration Department (Fax:
212-526-0943), with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421); provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered, or telecopied and confirmed to each such Underwriter at its own address. All communications hereunder to the Company shall be mailed to the Company, Attention: Treasurer, at P.O. Box 53999, Phoenix, Arizona 85072-3999, or delivered, or telecopied and confirmed to the Company at 400 North Fifth Street, Phoenix, Arizona 85004 (fax: 602-250-5640).

      10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Underwriter or Underwriters as are named in Schedule A hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

      11. Representation of Underwriters. The Representative may act for the Underwriters in connection with the offering contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon the Underwriters.

      12. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute a single instrument.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                           Very truly Yours,

                                           PINNACLE WEST CAPITAL CORPORATION

                                           By: /s/ Barbara M. Gomez
                                               ---------------------------------
                                               Name: Barbara M. Gomez
                                               Title: Vice President and
                                                      Treasurer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A.

Lehman Brothers Inc.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC

By: Lehman Brothers Inc.

By: /s/ James C. Penrose
    -------------------------------------------
    Name: James C. Penrose
    Title: Managing Director

As Representative of the Several Underwriters

                                                                  EXECUTION COPY
                                   SCHEDULE A

UNDERWRITER                         NUMBER OF FIRM SHARES
---------------------------------   ---------------------
Lehman Brothers Inc..............         3,180,000
Citigroup Global Markets Inc.....         1,060,000
Credit Suisse First Boston LLC...         1,060,000

Total............................         5,300,000

                                   Schedule A

                                    EXHIBIT A

                                [Form of Lock-up]

                                                                  April 27, 2005

Lehman Brothers Inc.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC

Ladies and Gentlemen:

      As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the Common Stock, no par value per share (the "SECURITIES") of Pinnacle West Capital Corporation, and any successor (by merger or otherwise) thereto, (the "COMPANY"), the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the "PUBLIC OFFERING DATE") pursuant to the Underwriting Agreement (the "LOCK-UP PERIOD"), to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Lehman Brothers Inc.; provided, however, that the undersigned may allow the Company to withhold a portion of the Securities which the undersigned would otherwise be entitled to receive upon the vesting or exercise of an equity incentive award to satisfy applicable tax withholding requirements. In addition, the undersigned agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

      Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market after the completion of the offering of the Securities will not be subject to this Agreement. A bona fide gift or a transfer of Securities to a family member or trust may be made, provided the gift recipient or transferee agrees to be bound in writing by the terms of this Agreement.

      In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

      This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before April 27, 2005.

      This Agreement shall be binding on the undersigned and the successors, heirs, personal representative and assigns of the undersigned.

                                                     Very truly yours,

                                                     -----------------
                                                     Name:
                                       22